Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ATA Creativity Global

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common shares, $0.01 par value per share	Rule 457(c) and Rule 457(h)	627,538(1) (2)	US$0.5850(3)	US$367,109.73(3)	US$0.0000927	US$34.03
Total Offering Amounts					US$367,109.73		US$34.03
Total Fee Offsets							-
Net Fee Due							US$34.03

(1)

Represents common shares, par value $0.01 per share (the “Common Shares”), issuable pursuant to awards under the 2008 Employee Share Incentive Plan of ATA Creativity Global, a Cayman Islands corporation (the “Registrant”), as amended and restated as of October 26, 2018 (the “Plan”). This Registration Statement covers, in addition to the number of Common Shares stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Plan as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

These Common Shares may be represented by the Registrant’s American Depository Shares, or ADSs, each of which represents two Common Shares. The Registrant’s ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-148641) filed on January 14, 2008, and any other amendment or report filed for the purpose of updating such statement.

(3)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price with respect to the Plan are calculated based on the average of the high and low prices for the Registrant’s Common Shares represented by American Depositary Shares as reported on the NASDAQ Global Market on April 27, 2022.